FIXED RATE NOTE

REGISTERED	U.S. $ 22,508,000
No. FXR 1	CUSIP: 46625HBT6

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

J.P. MORGAN & CO. INCORPORATED
MEDIUM TERM NOTE, SERIES E
(Fixed Rate)

ORIGINAL ISSUE	INITIAL	INTEREST RATE:	MATURITY DATE:
DATE: June 22, 2004	REDEMPTION	N.A.	July 7, 2009
DATE: N.A.

INTEREST	INITIAL	INTEREST	OPTIONAL
ACCRUAL DATE:	REDEMPTION	PAYMENT	REPAYMENT
N.A.	PERCENTAGE:	DATE(S): N.A.	DATE(S): N.A.
N.A.

SPECIFIED	ANNUAL	INTEREST	APPLICABILITY
CURRENCY: $USD	REDEMPTION	PAYMENT	OF MODIFIED
	PERCENTAGE	PERIOD: N.A.	PAYMENT UPON
	REDUCTION: N.A.		ACCELERATION:
N.A.

IF SPECIFIED	REDEMPTION	APPLICABILITY	If yes, state Issue
CURRENCY	NOTICE PERIOD:	OF ANNUAL	Price: N.A.
OTHER THAN U.S.	N.A.	INTEREST
DOLLARS, OPTION		PAYMENTS: N.A.
TO ELECT
PAYMENT IN U.S.
DOLLARS: N.A.

EXCHANGE RATE			ORIGINAL YIELD
AGENT: N.A.			TO MATURITY:
N.A.

OTHER
PROVISIONS:
See Below

Payment at Maturity

     This security pays no interest. This security will mature on July 7, 2009 (the “Maturity Date”).

     On the Maturity Date the Issuer shall pay a cash payment based on the performance of the S&P 5007 Index (the “Index”) per $1,000 principal amount of securities equal to the greater of: (i) $1,100, (the “Minimum Payment Amount”) and (ii) $1,000 plus an amount in cash equal to the Additional Amount (as defined below).

     The “Additional Amount” will be calculated by the calculation agent by multiplying $1,000 by the sum of the Quarterly Capped Index Returns for each of the 20 Quarterly Valuation Periods during the term of the securities.

     The “Quarterly Capped Index Return” for any Quarterly Valuation Period, as calculated by the calculation agent on the relevant Period Valuation Date, is equal to the Index

Closing Level at the end of the Quarterly Valuation Period less the Index Closing Level at the beginning of that Quarterly Valuation Period divided by the Index Closing Level at the beginning of that Quarterly Valuation Period; provided, however, that in no event will the Quarterly Capped Index Return for any Quarterly Valuation Period exceed .06 (or 6%).

     Each “Quarterly Valuation Period” is the period from and including a Period Valuation Date to and including the immediately subsequent Period Valuation Date; except that the first Quarterly Valuation Period begins on June 22, 2004. The first Quarterly Valuation Period will be greater than one calendar quarter.

     The “Period Valuation Dates” are the 1st of each January, April, July and October, beginning October 2004 through July 2009 and the final Period Valuation Date is July 1, 2009, in each such case subject to adjustment if such date is not a Trading Day or if a Market Disruption Event occurs on such date as described in the two following paragraphs.

     If any scheduled Period Valuation Date occurring from and including October 2004 to and including April 2009 is not a Trading Day or if a Market Disruption Event occurs on any such date, such Period Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on any of the scheduled Period Valuation Dates occurring from and including October 2004 to and including April 2009 and on each of the five Trading Days immediately succeeding that scheduled Period Valuation Date, then (i) such fifth Trading Day will be deemed to be the relevant Period Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the calculation agent will determine the Index Closing Level on such fifth Trading Day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the Index.

     If July 1, 2009 (the final Period Valuation Date) is not a Trading Day or if there is a Market Disruption Event on such day, the final Period Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that the Index Closing Level will not be determined on a date later than the second scheduled Trading Day prior to maturity, and if such day is not a Trading Day, or if there is a Market Disruption Event on such date, the calculation agent will determine the Index Closing Level on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the Market Disruption Event (or prior to the non-Trading Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Trading Day) on such date of each security most recently constituting the Index.

     The “Index Closing Level” on any Trading Day will equal the closing level of the Index or any Successor Index (as defined below) at the regular official weekday close of the principal trading session of the New York Stock Exchange, Inc. (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), the Nasdaq National Market or the Relevant Exchange or market for the Successor Index.

     A “Trading Day” is a day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

     The Issuer will irrevocably deposit with DTC no later than the close of business on the Maturity Date funds sufficient to make payments of the amount payable at maturity with respect to the Notes on such date. The Issuer will give DTC irrevocable instructions and authority to pay such amount to the Holders of the Notes entitled thereto. In the event that the Maturity Date is not a Business Day, then payments payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date, except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. A “Business Day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law or regulation to close or a day on which transactions in dollars are not conducted.

Calculation Agent

     J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine the Index Closing Level on each Period Valuation Date, each Quarterly Capped Index Return and the Additional Amount of cash, if any, the Issuer will pay Holders at maturity of the Notes. In addition, the calculation agent will determine whether there has been a Market Disruption Event or a discontinuance of the Index and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Holders and on the Issuer. The Issuer may appoint a different calculation agent from time to time after the date of this prospectus supplement without the Holders’ consent and without notifying Holders.

     The calculation agent will calculate the Additional Amount on the final Period Valuation Date. The calculation agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Additional Amount on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

     All calculations with respect to the Quarterly Capped Index Return or the Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

      With respect to the Index, a “Market Disruption Event” means:

     (i) (a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the Index (or the relevant Successor Index) on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading or during the one hour period preceding the close of the principal trading session on such Relevant Exchange; or

            (b) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the Index (or the relevant Successor Index) during the last one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

            (c) the suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the Index (or the relevant Successor Index) for more than two hours of trading or during the one hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

     (ii) a determination by the calculation agent in its sole discretion that the event described above materially interfered with its ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Notes.

     For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

     (i) the portion of the level of the Index attributable to that security relative to

     (ii) the overall level of the Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

     (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

     (ii) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

     (iii) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

     (iv) a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of

(a) a price change exceeding limits set by such exchange or market,

(b) an imbalance of orders relating to such contracts, or

(c) a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

     (v) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

     “Relevant Exchange” means the primary U.S. organized exchange or market of trading for any security (or any combination thereof) then included in the Index or any Successor Index.

Discontinuance of the S&P 500 Index; Alteration of Method of Calculation

     If Standard & Poor’s, a division of McGraw-Hill Companies, Inc. (“S&P”) discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Index Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the NYSE, the AMEX, the Nasdaq National Market or the Relevant Exchange or market for the Successor Index on the relevant Period Valuation Date.

     Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the Trustee, to the Issuer and to the Holders of the Notes.

      If S&P discontinues publication of the Index prior to, and such discontinuance is continuing on, any Period Valuation Date and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, then the calculation agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index on the Relevant Exchange may adversely affect the value of the Notes.

     If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a level of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Alternate Additional Amount Calculation in Case of an Event of Default

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each note upon any acceleration of the Notes will be equal to $1,100 or $1,000 plus the Additional Amount determined as though the Index Closing Level for any Period Valuation Date scheduled to occur after such date of acceleration were the Index Closing Level on the date of acceleration. Therefore, the Quarterly Capped Index Return for the then current Quarterly Valuation Period would be equal to the Index Closing Level on the date of acceleration less the Index Closing Level at the beginning of that Quarterly Valuation Period divided by the Index Closing Level at the beginning of such Quarterly Valuation Period, and the Quarterly Capped Index Return for each remaining Quarterly Valuation Period would be equal to zero.

Defeasance

     The Notes will not be subject to the defeasance provisions contained in Article 13 of the Indenture.

     J.P. Morgan & Co., a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $22,508,000 ( UNITED STATES DOLLARS TWENTY TWO MILLION FIVE HUNDRED AND EIGHT THOUSAND) on the Maturity Date specified above.

     Payment of the principal of this Note and any premium at maturity will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

Date: June __, 2004

J.P. MORGAN CHASE & CO.

By:

Name:
Title:

.

Attest:

Name:
Title:

[Seal]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICA
(f/k/a/ Bankers Trust Company),
As Trustee

BY: JPMORGAN CHASE BANK
As Authenticating Agent

By:

Name:
Title:

REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Medium Term Notes, Series E, having maturities more than nine months from the date of issue (the “Notes”) of the Issuer. The Notes are issuable under an Indenture, dated as of May 25, 2001, between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JP Morgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     In the case where the Maturity Date does not fall on a Business Day, payment of premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date and no interest on such payment shall accrue for the period from and after the Maturity Date to such next succeeding Business Day.

     As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

     JPMorgan Chase Bank has been appointed registrar for the Notes, and JPMorgan Chase Bank will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of JPMorgan Chase Bank by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to JPMorgan Chase Bank and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon JPMorgan Chase Bank shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or

Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that JPMorgan Chase Bank will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to JPMorgan Chase Bank and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to JPMorgan Chase Bank, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to JPMorgan Chase Bank and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or other amounts due thereunder, or change the method in which amounts of payment of principal, interest or other ats due thereon are determined, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.      No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –	_________________________________________	Custodian	_________________________
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act _________________________________
(State)

Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________
 [PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated: ____________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.